Exhibit 99.1

Helius Medical Announces Closing of CAD$7.0 Million

Private Placement

NEWTOWN, PA – June 27, 2017 – Helius Medical Technologies, Inc. (TSX: HSM and HSM.WT and OTCQB: HSDT) (“Helius” or the “Company”), a medical technology company focused on the treatment of neurological symptoms caused by disease or trauma, is pleased to announce that it has completed a non-brokered private placement (the “Private Placement”) of 4,000,000 shares of Class A Common Stock (the “Shares”) at a price of CAD$1.75 (US$1.32) per Share for aggregate gross proceeds of CAD$7,000,000 (US$ 5,275,900).

The net proceeds of the Private Placement will be used by the Company for submissions to the U.S. Food and Drug Administration, the launch of a clinical trial investigating the PoNS™ Therapy for the rehabilitation of chronic symptoms multiple sclerosis patients and for general corporate purposes.

All Shares issued pursuant to the Private Placement are subject to a hold period under applicable Canadian securities laws, which will expire four months plus one day from the date of closing of the Private Placement.

The Shares issued under the Private Placement have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and accordingly, are “restricted securities” for U.S. securities law purposes. Such shares may not be offered or sold within the United States except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities requirements or pursuant to exemptions therefrom, such as Rule 144 of the U.S. Securities Act, which will first permit sales in the United States beginning six months after the date of closing of the Private Placement. The Shares may not be the subject of hedging transactions unless such transactions are conducted in compliance with the U.S. Securities Act. This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States.

About PoNS™ Therapy

The Portable Neuromodulation Stimulator (PoNS) is an investigational non-invasive device designed to deliver neurostimulation through the tongue. PoNS Therapy combines the use of the device with physical or cognitive therapy and is currently being evaluated in a multicenter clinical trial for the treatment of balance disorder for subjects with mild to moderate Traumatic Brain Injury.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a medical technology company focused on neurological wellness. Helius seeks to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. For more information, please visit www.heliusmedical.com.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”).

All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding the expected use of proceeds from the Private Placement and the business objectives of the Company.

Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects” and similar expressions.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the necessity of conducting successful clinical testing to establish safety and effectiveness of the PoNS Therapy for human performance improvement, the requirement for regulatory approval for marketing for human performance improvement prior to the Company’s ability to commercialize the PoNS Therapy for such indications, and other risks detailed from time to time in the filings made by the Company with securities regulators.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s Transition Report on Form 10-K for the period ended December 31, 2016, which has been filed with the United States Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com, and the Company’s other filings with the SEC and Canadian securities regulators from time to time.

The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

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CONTACT

Investor Relations: Josh Berg

415-205-7891

info@heliusmedical.com

Media Contact: Becky Kern

914-772-2310

bkern@heliusmedical.com